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                                                                      EXHIBIT 99


[CORUS BANKSHARES LOGO]                  ---------------------------------------
       3959 N. Lincoln Ave.
       Chicago, IL 60613
       (773) 832-3088                                 NEWS RELEASE
       www.corusbank.com
       MEMBER FDIC
                                         ---------------------------------------


FOR IMMEDIATE RELEASE                                      FOR MORE INFORMATION:
FEBRUARY 9, 2004                                                      Tim Taylor
                                                         Chief Financial Officer
                                                                  (773) 832-3470
                                                   E-mail: ttaylor@corusbank.com


                     CORUS BANKSHARES, INC. ANNOUNCES
                           INCREASE IN DIVIDEND

Chicago, Illinois - Corus Bankshares, Inc. (NASDAQ: CORS) Board of Directors increased the annual cash dividend for common stock by 25% to one dollar and twenty-five cents ($1.25) per share. Corus' first quarter cash dividend, 31.25(cent) per share, will be paid to shareholders of record on March 25, 2004 and will begin trading ex-dividend on March 23, 2004. The dividend will be paid on April 9, 2004.

"This increase, which follows our tripling of the dividend in the second quarter of 2003, continues our 24 consecutive year history of dividend increases to shareholders and reflects our solid earnings and capital position," said Robert
J. Glickman, President and Chief Executive Officer.

Corus Bankshares, Inc. is a one-bank holding company headquartered in Chicago, Illinois. Corus Bank, N.A. has eleven branches in the Chicago metropolitan area. In addition to various deposit products, Corus specializes in commercial real estate loans.

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